SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): October 3, 2001


                      PLUM CREEK TIMBER COMPANY, INC.
           (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                        1-10239               91-1912863
(State of Other Jurisdiction        (Commission File        (I.R.S. Employer
    of Incorporation)                    Number)           Identification No.)



              999 Third Avenue, Seattle, Washington 98104-4096
            (Address of Principal Executive Offices) (Zip Code)

                               (206) 467-3600
             Registrant's Telephone Number, including area code



Item 5.           Other Events.
                  ------------

                  On October 4, 2001, Plum Creek Timber Company, Inc. ("Plum Creek") registered with the Federal Tax Office of the Federal Republic of Germany. In connection with the foreign tax registration, on October 3, 2001, Plum Creek retained Reprasentantengeselischaft fur Auslandsfonds mbH (Representative Company for Foreign Funds Limited), located in Munich, Germany, to serve as Plum Creek's tax representative (the "Tax Representative") under the laws of the Federal Republic of Germany concerning the Distribution of Foreign Investment Shares of July 28, 1969, as amended (the "Foreign Investment Law").

                  Plum Creek appointed the Tax Representative, and has taken other necessary actions, in an effort to comply with the provisions of the Foreign Investment Law. As a result, German stockholders of Plum Creek should be subject to tax on the yields from their Plum Creek investments in a manner comparable to the taxation of German investors in German investment funds.

                  German stockholders should consult their tax advisors to determine the impact of German, as well as United States Federal, state and local, tax laws with regard to the ownership of Plum Creek common stock (including reporting requirements) in light of their individual investment circumstances.



                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PLUM CREEK TIMBER COMPANY, INC.



                                      By:   /s/  James A. Kraft
                                           ---------------------------------
                                      Name:    James A. Kraft
                                      Title:   Vice President, General Counsel
                                               and Secretary




DATED:  October 5, 2001